                                                                    EXHIBIT 10.3

                      PRIVATE LABEL/DISTRIBUTION AGREEMENT


        THIS Private Label/Distribution Agreement ("Agreement") is made as of the 28th day of June, 1996 ("Effective Date"), between Memry Corporation, a Delaware corporation with its principal place of business at 57 Commerce Drive, Brookfield, Connecticut 06804 ("Seller") and the Electronics Division of Raychem Corporation, a Delaware corporation with its principal place of business at 300 Constitution Drive, Menlo Park, California, 94025-1164 ("Buyer").

        WHEREAS, Seller and Buyer are party to an Amended and Restated Asset Purchase Agreement, dated as of May 10, 1996, as amended from time to time, pursuant to which Seller is contemporaneously with the execution and delivery hereof acquiring certain assets (including machinery and equipment, inventory, trade secrets and other intellectual property) heretofore used by Buyer to produce nickel titanium components sold by Buyer; and

        WHEREAS, Buyer, principally through its Electronics Division, markets and sells nickel titanium components, heretofore manufactured by Buyer, to its customers throughout the world; and

        WHEREAS, Buyer desires to secure for itself an uninterrupted source of nickel titanium products from Seller subsequent to the execution and delivery hereof, and Seller desires to be Buyer's exclusive supplier of such products, both upon the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the premises, the agreements, covenants and conditions herein contained, it is agreed as follows:

I.      DEFINITIONS
        -----------

        For the purposes of this Agreement, the following terms shall have the following respective meanings:

        "Business Day" means a day on which banks are not required or authorized to be closed in either the State of California or the State of Connecticut.

        "Confidential Information" means any information or data disclosed pursuant to this Agreement; provided, however, that information and data shall not be deemed to be Confidential Information unless disclosed in writing and clearly marked "confidential" or "proprietary" or, if disclosed orally, reduced to writing and clearly marked "confidential" or "proprietary" and delivered to the other party in such written and marked form within thirty (30) days immediately following its oral disclosure; and further provided, that information and data shall not be deemed to be Confidential Information if:

              1. it is available to the public at the time of disclosure to the receiving party, or thereafter becomes available to the public through no fault of the receiving party, but in such event only as of such later date;

              2. it is independently made available to the receiving party by a third party without restrictions on disclosure; or

              3. it is known to the receiving party before disclosure to the receiving party by the disclosing party or developed by the receiving party without reference to any Confidential Information of the disclosing party.

        Customer lists and specifications of Buyer shall, subject to the exceptions in clauses (a) through (c) above, be deemed "Confidential Information" under this Agreement.

        "Excluded Customers" shall mean Bausch & Lomb, United States Surgical Corporation, any successors to the businesses of any of the foregoing, and any other actual or potential customer to the extent (and only to the extent) that such customer uses Products for implant applications.

        "Field of Use" shall mean the following worldwide fields of use anywhere in the world:

              A.   Sealing and fastening devices and components.

              B.   Mechanical protection devices and components.

              C. Actuators and actuating devices and components including mechanical, electrical, and hydraulic components, except if and to the extent that any such device has been developed by Memry (i.e., existing fluid and vapor valves, as well as later generation and derivative fluid and vapor valves) prior to the effective date hereof.

              D. Any component or device used in any of the 6 levels of electrical and electronic assemblies as set forth in Exhibit
                   H.                                                   -------
                   -
              E. Noise and vibration dampening devices and components, except with respect to sporting and leisure goods.

              F.   Medical and dental devices and components.

              G. Fluid (gas, liquid, slurry and dry powder) fittings and couplings.

              H.   Electrical interconnection devices and components.

              I.   Any application in any of the following  industries:

                   (a)  Automotive
                   (b)  Aerospace
                   (c)  Marine
                   (d)  Military Ground Systems
                   (e)  Rail and Mass Transit
                   (f)  Commercial Electronics
                   (g)  Industrial Electronics

        "GAAP" means United States generally accepted accounting principles as in effect on the date hereof, applied on a basis consistent with the preparation of Buyer's historical financial statements.

        "Inventions" means all discoveries, know-how, inventions, developments and improvements, whether patentable or not.

        "License Agreement" means the License Agreement of even date herewith between Buyer and Seller.

        "Net Sales" means gross sales of the Products (other than Products manufactured by Seller or its assignees or successors in interest) billed and shipped by or on behalf of Buyer and its subsidiaries, less competitive discounts actually allowed (other than advertising allowances or fees or commissions to salesmen or sales representatives), and returns, and shall not include billed taxes and customs duties paid by Buyer, freight and transit insurance or any sale to Buyer's employees for any reason other than resale or distribution. If a Licensed Product constitutes a component of a larger product, then the gross sales from the sale of the larger product shall be allocated across its component parts in proportion to their separate purchase prices (as evidenced by recent third party sales), and if no such separate purchase prices exist, then in proportion to their relative manufacturing costs. Net Sales shall not include sales between the parties hereto, sales by independent distributors, or sales between Buyer and its subsidiaries. Notwithstanding the above, royalties shall be paid on all net sales of Products recorded as sales by Buyer and its subsidiaries under GAAP in their consolidated audited financial statements.

        "Permitted Customers" shall mean all actual and potential customers for the Products in the Field of Use, excluding only the Excluded Customers.

        "Products" shall mean (i) Nickel Titanium Products listed on Exhibit A-1 hereto and (ii) Titanium Products listed on Exhibit A-2 hereto. Products listed on Exhibit A-1 or A-2 shall meet the specifications identified in Exhibit B.
                                                                  ---------
Products shall not include Tinel-Lock(R) Products, which are covered by a separate agreement between the parties.

        "Nickel Titanium Products" shall mean nickel titanium products currently being manufactured, sold and/or used by Buyer specifically set forth on Exhibit A-1 hereto, as well as any other similar and/or derivative nickel titanium products that (i) meet mutually agreed upon criteria for ongoing business, or
(ii) Buyer and Seller hereafter mutually agree should become Nickel Titanium Products under this Agreement, or (iii) are developed or manufactured by or for Seller for the Field of Use; or (iv) are jointly developed by Buyer and Seller for the Field of Use.

        "Tinel-Lock(R) Products" shall mean products using any nickel titanium alloy for the termination of electrical/electronic braid in connector or interconnect applications. Although this is typically a ring of Alloy `X' (heat-to-shrink) used to compress an overall cable shield onto a connector adapter, other covered applications include, without limitation:

              (a) wire, braid strap and other electrical grounding methods;

              (b) metallic or non-metallic braid and straps used for mechanical attachment of electrical/electronic or fiber optic cables and interconnection.

        "Titanium Products" shall mean products made almost entirely of Titanium and containing no Nickel which (i) Buyer and Seller hereafter mutually agree should become Products under this Agreement (and which will be listed on Exhibit A-2 hereto at the time of the agreement), or (ii) are developed or manufactured by or for Seller for the Field of Use; or (iii) are jointly developed by Buyer and Seller for the Field of Use.

        Various other defined terms used herein are defined throughout this Agreement.

II.     PURCHASE AND SALE
        -----------------

        A.  Purchase and Sale.  Subject to and in accordance with the terms and
            -----------------
conditions hereof, Seller shall sell to Buyer the Products identified on Exhibit
                                                                         -------
A hereto from time to time.  Except as specifically set forth herein, during the
- -
term of this Agreement, the Buyer shall purchase its entire requirements for Products, whether for direct sale to third parties or for use by Buyer as components for products being manufactured and sold by Buyer, from Seller, and shall not manufacture Products for its own use, or purchase Products from any other third party. Additional products that become Products will be deemed added to Exhibit A from time to time without the need for further action.

        B.  Specifications. The Products shall meet the specifications
            --------------
identified in Exhibit B hereto. The Product Managers defined in Section 6 below,
              ---------
shall be responsible for amending Exhibit B by mutual consent from time to time
                                  ---------
as required to reflect agreed upon specifications or to add or delete specifications as Products are added to or deleted from Exhibit A.

        C.  Resale.  Subject to the terms hereof, Buyer may resell the Nickel
            ------
Titanium Products under Buyer's own trade names using Buyer's trade literature and/or all or portion of Seller's literature, except Seller's trade name or trademarks. Subject to the terms hereof, Buyer shall resell the Titanium Products only under Buyer's trade names, but in conjunction with Seller's trademarks.

        D.  Commitments of Seller. Seller hereby agrees to conduct its business
            ---------------------
and act in a manner as if the Seller were the named party therein in those agreements of Buyer listed on Exhibit I (except that Seller shall not be responsible for Buyer's conduct).

III.    EXCLUSIVITY
        -----------

        A.  Exclusivity.  Buyer shall be the exclusive seller or distributor in
            -----------
the Field of Use to Permitted Customers for Products during the term hereof. Seller shall not market or sell Products or products similar to Products to any Permitted Customer in the Field of Use either directly or indirectly through OEMs, representatives, distributors or other third parties, other than Buyer during the term hereof. Notwithstanding the two preceding sentences, however, Seller may directly sell Products or other products similar to Products to Permitted Customers in the Field of Use (i) for the first year following the Effective Date hereof, to any customer who is an existing customer of Seller as of the Effective Date as set forth on Exhibit G hereto; provided, however, that this clause (i) only allows Seller to sell to any such customer during such period products that have previously been sold to such customer by Seller prior to June 30, 1996, or (ii) if, prior to its commercialization, a particular product is being sold by Seller to a customer under a research and/or development project.

IV.     BUYER'S SALES EFFORTS
        ---------------------

        A.  During the term hereof Buyer shall:

            1. continuously use reasonable efforts to promote the sale of the Products at its own cost, through advertisement and through distribution of literature, pamphlets, catalogs, samples and other merchandising aids, and maintain customer relations with Permitted Customers in the Field of Use, and to refrain from acts that could reasonably be expected to be detrimental to the interests of the Seller;

            2. maintain at all times and at its own cost (i) a sales organization which Buyer determines, in its reasonable discretion, is capable of promoting and selling the Products to Permitted Customers within the Field of Use, and (ii) an inventory of Products in such amounts as it determines, in its reasonable discretion, to be sufficient to supply its customers with Products with reasonable promptness;

            3. maintain product liability insurance for any products incorporating the Products in an amount that is usual and customary for Buyer's business;

            4. assuming Seller provides all requisite information to Buyer, comply with all applicable laws and regulations, relating to the storage, packaging and sale of the Products; and

            5. not knowingly sell or distribute the Products to Excluded Customers, and shall not knowingly sell such Products to Permitted Customers for sale or transportation to Excluded Customers, nor sell such Products to a third party after the Seller has notified the Buyer that such third party is reselling such Products to Excluded Customers.

V.      MANUFACTURING COST.
        ------------------

        A. Seller shall make reasonable commercial efforts to reduce prices to Buyer by continuously seeking lower raw material costs and improving its processes and efficiencies to reduce manufacturing costs while maintaining quality levels acceptable to Buyer and while meeting all of the terms and conditions of this Agreement.

VI.     PRODUCT MANAGERS
        ----------------

        A. During the term of this Agreement, the parties shall each designate one (1) Product Manager who shall be responsible for managing the relationship between Seller and Buyer ("Product Manager"). The Product Managers shall confer on a regular basis.

VII.    TERMS AND CONDITIONS
        --------------------

        A.  Purchase Orders.  Buyer shall purchase Products by submitting to
            ---------------
Seller purchase orders for specific Products. Purchase orders shall specify the type and quantity of Products to be purchased, the price, the delivery date, the purchase order number, and test report and certification requirements. Purchase orders shall be deemed accepted by Seller three Business Days after receipt, unless Seller notifies Buyer within said period that it is rejecting such purchase order in accordance with Section 7.4(a) below.

        B.  Pricing.
            -------

            1. The initial purchase price for each Product listed on Exhibit A-1
                                                                     -----------
hereto is set forth opposite the description of such Product on said Exhibit
                                                                     -------
A-1, and is intended to be the price for such Product for the period commencing
- ---
on the date hereof and continuing through June 30, 1997. The parties agree to amend the purchase price for each Product effective as of every July 1 during the term hereof, and to commence negotiations on said purchase price adjustments on or about each April 1 during the term hereof. New Products added to Exhibit A from time to time, whether to Exhibit A-1 or A-2,
                  ---------
will be priced at a mutually agreed upon price for such Product through the period ending on the immediately subsequent June 30. The premise upon which pricing for both Nickel Titanium Products and Titanium Products is and will be based is as follows: (i) that the Buyer will achieve a thirty seven and one-half percent (37.5%) gross margin on products purchased by Buyer from Seller, and the Seller will achieve at least a thirty-seven and one-half percent (37.5%) gross margin on such Products; and (ii) that in the event that aggregate margins are not sufficient to achieve such a result, the price from Seller to Buyer will be the price that provides Buyer and Seller with the same percentage margins for said Product. The Seller will use a consistent basis for computing its costs year-to-year.

            2. In the event the parties cannot agree as to new pricing as of June 1 of each year, the parties shall mutually agree on an individual, not affiliated with either party, who shall make a final decision regarding pricing (in accordance with the basis set forth in Section 7.2(a) above) by June 15 of each year.

        C.  Rolling Forecasts. Every calendar quarter during the term hereof, at
            -----------------
least one (1) full month prior to the commencement thereof, Buyer shall submit to Seller its good-faith estimated requirements for the total dollar volume to be purchased pursuant to this Agreement for each of the next six (6) calendar quarters ("Buyer's Forecast"). Exhibit C hereto, which will be provided by June 1, 1996, consists of Buyer's Forecast for the period July 1, 1996, through December 31, 1997 (the "Initial Forecast"), which Initial Forecast shall remain in effect as Buyer's Forecast without amendment until submission of the six (6) quarter forecast for the period October 1, 1996, through March 31, 1998, which forecast will be due on or prior to September 1, 1996. Buyer will make commercially reasonable efforts to make non-binding forecasts on a Product by Product basis. Buyer and Seller shall each review Forecasts to assess whether it would require an unreasonable spike in capacity (i.e., ramp-ups from one quarter to the next or from the forecast for such quarter from one Buyer's Forecast to the next) in which event the Buyer and Seller shall agree upon a mutually acceptable alternative forecast. Ramp-ups of up to 25% per quarter in all events shall be deemed reasonable.

        D.  Security Stock; Minimum Take Requirements.
            -----------------------------------------

            1. Seller covenants and agrees for every month during the term hereof to have available for immediate delivery to Buyer, raw material and manufacturing capacity sufficient to supply Buyer with an amount of Products equivalent to 40% of the amount forecasted in Buyer's Forecast for the quarter, except if and to the extent that changes in Product mix materially increase the amount of manufacturing capacity necessary to process a given volume of raw material. Seller shall only have the right and ability to reject purchase orders for which it is not required to have sufficient raw material and manufacturing capacity.

            2. Buyer covenants and agrees for every calendar quarter during the term hereof either to order from Seller Products with an aggregate purchase price equal to (i) One hundred percent (100%) of the Buyer's Forecast in dollar volume for the first succeeding quarter after the delivery of the Buyer's Forecast for such quarter, (ii) sixty-five percent (65%) of the Buyer's Forecast amount in dollar volume for the second succeeding calendar quarter after the Buyer's Forecast, and (iii) fifteen percent (15%) of the Buyer's Forecast in dollar volume for the third succeeding quarter after the Buyer's Forecast, or pay to Seller the difference between the amount of Product so ordered and the greater of (i), (ii) or (iii) above.

        E.  Payment Terms; Invoice. Payment terms are net thirty (30) days after
            ----------------------
Buyer's receipt of Seller's invoice or the date of shipment (whichever is later). The Buyer description and part number must be referenced on all invoices and packing lists. All outstanding sums owed to Seller by Buyer shall accrue interest at a rate of 1.0% per month (or any part thereof) if unpaid within thirty (30) days after the due date therefor.

        F.  Terms and Conditions. Except as otherwise provided herein, each sale
            --------------------
hereunder shall be governed by Buyer's Standard Terms and Conditions of Purchase ("Order Terms") attached hereto as Exhibit D. Such terms and conditions are hereby incorporated herein by reference. Any preprinted terms and conditions in any acknowledgment, invoice or other document submitted by Seller are superseded by the terms of this Agreement. In the event of any inconsistency between this Agreement and the Order Terms, this Agreement shall be controlling.

        G.  Delivery.  Time is of the essence for Purchase Orders.  Standard
            --------
delivery for Products is six (6) weeks after receipt of Buyer's order. The parties may agree on shorter lead times to meet customer needs. If Seller does not meet the committed ship date Buyer may, at Buyer's option, without incurring any liability, (a) extend the time for delivery, or (b) cancel all or any part of the Purchase Order. The delivery dates for all Products sold pursuant to this Agreement shall be deemed to be the dates on which they are placed by Seller into the possession of Buyer's designated carrier, packed and ready for shipment to Buyer's designated location. Invoices shall not precede the delivery dates. Seller shall ship Products F.O.B., Seller's facility. All Products shall be shipped by Buyer's designated standard land carrier unless otherwise specified by Buyer. In the event that Buyer requests delivery by air carrier, Seller shall use Buyer's designated standard air carrier unless otherwise specified by Buyer. Delivery shall be made to Buyer's plant at Menlo Park, California, unless otherwise specified by Buyer in writing.

        H.  Packaging Requirements. The Nickel Titanium Products shall be packed
            ----------------------
using materials with Buyer's trade name as directed by Buyer. The Titanium Products shall be packed using materials with Buyer's trade name and Seller's trademarks, in a manner reasonably satisfactory to both Buyer and Seller. Packaging and labeling requirements are defined in Exhibit E.
                                                   ---------

        I.  Warranty.  Seller warrants the Products as set forth in the Order
            --------
Terms. Seller also warrants that the Products meet the specifications identified in Exhibit B. These warranties shall be for a term of three (3)
              ---------
years from the date of shipment of the Products. These warranties shall inure to the benefit of Buyer, its successors and assigns and to subsequent purchasers of the Products and shall survive acceptance and use of, and payment for, the Products.

        J.  Cancellations.  Buyer shall have the right to cancel any order.  In
            -------------
the event Buyer cancels any order of Products upon less than thirty (30) days notice, Buyer shall pay Seller a reasonable charge, to be negotiated in good faith by the parties, for Seller's costs and expenses, which Seller shall use its best efforts to properly mitigate. In no event shall the costs and expenses exceed the purchase price for the Products described in the canceled order or include consequential damages or lost profits. Buyer shall not pay any cancellation charge if cancellation is due to Seller's failure to ship Products in a timely manner pursuant to Section 7.7. Cancellation shall not in any way affect Buyer's "take or pay" obligations set forth in Section 7.4(b) except to the extent that cancellation results from a failure to perform by Seller.

        K.  Returns.
            -------

            1. Seller agrees to accept return of any Product that fails to function as warranted in Section 7.9 In the event of a return pursuant to this Section, Seller shall perform testing and analysis of the returned Product and issue a written report to Buyer explaining the cause of the failure. Seller will insure that problems detected in returned Products or reported to Seller are corrected in future shipments of Products. Seller agrees to replace returned Products with new Products immediately or to credit Buyer for the full amount of the purchase price. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF ANY OF THE PRODUCTS BY ANY PERSON; PROVIDED THAT THIS SHALL NOT LIMIT LIABILITY IN THE EVENT OF A THIRD PARTY CLAIM AGAINST BUYER EXCEPT TO THE EXTENT OF SUCH LIABILITY; AND FURTHER PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO COSTS ASSOCIATED WITH FIXING CUSTOMER PROBLEMS. THE PARTIES SHALL COOPERATE IN ADDRESSING CUSTOMER PROBLEMS AND WILL EQUITABLY SHARE THE COSTS.

            2. Buyer shall carefully inspect all goods promptly upon the receipt from the carrier. Any claim for breach of warranty hereunder must be presented to the Seller, in writing, within thirty (30) days after discovery by Buyer of the alleged defect and that a claim hereunder is probable. Failure to make a claim within such specified period shall constitute a waiver of the claim only to the extent that the Seller was thereby prejudiced. Claims must be accompanied by supporting proof to the extent reasonably available.

        L.  Insurance.  On written request from Buyer, Seller shall deliver to
            ---------
Buyer a certificate of insurance evidencing that Seller maintains product liability insurance for the Products in an amount that is usual and customary for Seller's business.

VIII.   Status of Buyer
        ---------------

        A. The parties expressly agree that the relationship established by this Agreement as between Seller and Buyer is solely that of buyer and seller, and Seller shall have no right to, and shall not, exercise any supervision or direction over the Buyer or any of its employees. Nothing contained herein shall create a partnership, joint venture, or any other business relationship between Seller and Buyer, other than that of buyer and seller of Products hereunder.

        B. Buyer shall not have authority to obligate or bind Seller with respect to any matter, or make any contract, sale, agreement, warranty or representation, express or implied, on behalf of Buyer.

        C. Buyer shall conduct business solely in its own name and not that of Seller and shall not use the words "Agent," "Agency" or words of similar import on stationery, signs, documents, telephone listings, or otherwise in connection with the name of Seller.

IX.     SUBAGREEMENTS
        -------------

        A. The Buyer may distribute or sell Products purchased pursuant to this Agreement through third party distributors, representatives or resellers without the consent of the Seller. Buyer will give Seller prompt written notice of any such subagreements.

X.      TERM AND TERMINATION
        --------------------

        A.  Initial Term. The initial term of this Agreement shall be the period
            ------------
commencing on the Effective Date and ending on June 30, 2001. Thereafter, the term of this Agreement shall be automatically renewed for an unlimited number of successive one (1) year renewal terms; provided, however, that either party hereto may prevent such automatic renewal by notifying the other party in writing of its desire not to renew this Agreement at least six (6) months prior to the expiration of the initial term or any renewal term hereof.

        B.  Termination. This Agreement may be terminated at any time during the
            -----------
term as follows:

            1. by either party, at any time and for any reason, by written notice to the other party given on or after June 30, 1998 delivered at least one
(1) year prior to the date of termination;

            2. by either party following thirty (30) days notice that the other party is in breach of any of its material obligations under this Agreement and a failure of the breaching party to cure the breach within the thirty (30) day period, unless the breach is not capable of being cured in which case this Agreement shall terminate immediately following notice. Nothing contained in this paragraph shall in any way limit a party's right to terminate this Agreement immediately upon notice as provided in Section 10.2(c) or (d). If either party fails to keep or perform any of its material obligations hereunder and such default continues for a period of thirty (30) days after the defaulting party has been notified of the default by the other party, then the non-defaulting party may suspend this Agreement forthwith upon written notice to the other party until such time as the default has been cured. However, a non-defaulting party who has suspended performance pursuant to this Section 10.2(b) shall not be precluded from terminating the Agreement pursuant to Sections 10.2(b), (c) or (d) from pursuing its other lawful rights in the event that the defaulting party does not cure the default prior to such termination.

            3. by either party immediately (i) if any proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of the other party's assets or any other proceeding under any law for relief from creditors shall be instituted by or against the other party; or (ii) if the other party shall make an assignment for the benefit of its creditors. Each party shall immediately give written notice to the other party of the occurrence of any event of the type described in this Section 10.2(c); or

            4. by Buyer immediately if, without Buyer's consent,

               (i) ownership of more than 25% of the issued and outstanding stock of Seller on a fully-diluted basis is transferred, beneficially or of record, to a person or entity or group of persons or entities that Buyer reasonably deems to be a competitor;

               (ii) all or substantially all of Seller's assets are transferred in a single transaction or series of transactions; or

               (iii) there is a change of more than one-half of Seller's board of directors in a one-year period.

        C.  Rights on Termination.
            ---------------------

            1. Upon termination of this Agreement, Buyer may sell all of its inventory of Products.

            2. Notwithstanding anything to the contrary set forth in this Agreement, upon (i) the termination of this Agreement for any reason, or (ii) upon Seller's inability or unwillingness to supply as defined in Section 14 of this Agreement, Buyer shall be entitled to exercise its rights to the License Agreement.

XI.     TECHNICAL SERVICE AND SUPPORT
        -----------------------------

        A.  Engineering Support. During the term of this Agreement, Seller shall
            -------------------
make available to Buyer at no cost, at Buyer's request, reasonable engineering support for customer applications.

        B.  Customer Tours. Seller shall make its plant available, upon
            --------------
reasonable notice and at a reasonable time, to Buyer for the purpose of conducting tours for Buyer's customers.

XII.    LISTING AND APPROVAL
        --------------------

        A.  Listing. Seller agrees to use commercially reasonable efforts both
            -------
to obtain necessary government or regulatory approvals and agency listings and to assist Buyer in obtaining, as necessary, such approvals and listings for Products.

XIII.   INTELLECTUAL PROPERTY
        ---------------------

        A.  Buyer's Trademark.
            -----------------

            1. Seller hereby acknowledges Buyer's ownership of all right, title and interest in Buyer's trademarks and trade names which Buyer uses to sell the Nickel Titanium Products. Seller further acknowledges that it shall acquire no interest therein by virtue of this Agreement or the performance by either party of their respective duties and obligations hereunder. Buyer hereby acknowledges Seller's ownership of all right, title and interest in Seller's trademarks and trade names which Buyer uses to sell the Titanium Products. Buyer hereby acknowledges that, except as set forth in Section 13.1(b) below, it shall acquire no interest therein by virtue of this Agreement or the performance by either party of their respective duties and obligations hereunder.

            2. Buyer hereby grants Seller during the term of this Agreement a fully paid-up, royalty-free, non-transferable, nonexclusive, limited license to use Buyer's trademarks and trade names specified by Buyer for the purpose of placing such trademarks and trade names on Nickel Titanium Products, and packaging therefor, to be sold to Buyer (and only to Buyer) pursuant to this Agreement. Seller hereby grants to Buyer during the term of this Agreement a fully paid, royalty-free, non-transferable, nonexclusive, limited license to use Seller's trademarks and trade names specified by Seller for the purpose of placing such trademarks and trade names on Titanium Products and packaging therefor, to be sold to Buyer pursuant to this Agreement.

            3. Buyer reserves the right to approve all uses by Seller of Buyer's proprietary names and marks on the Nickel Titanium Products (and related packaging materials) in advance. Seller reserves the right to approve all uses by Buyer of Seller's proprietary names and marks on the Titanium Products (and related packaging materials) in advance.

        B.  Copyright License.  Seller grants Buyer a license to use any
            -----------------
literature, data sheets or other documents, without using Seller's trade name, relating to Products in connection with the marketing or sale of Products purchased by Buyer pursuant to this Agreement.

XIV.    INTERRUPTION OF, INABILITY OR UNWILLINGNESS TO SUPPLY
        -----------------------------------------------------

        A.  Non-Supply; Delayed Deliveries.
            ------------------------------

            1. Non-Supply.  In addition to other remedies available pursuant to
               ----------
this Agreement or in law or equity, in the event Seller is unable or unwilling to supply Products pursuant to the terms of this Agreement for any period longer than thirty (30) days which materially interrupts the continuous supply of Products to Buyer pursuant to the terms of this Agreement, Buyer shall be entitled to exercise its rights under the License Agreement until such time as the continuous supply is reestablished. The exclusivity requirements of Section
2.1 shall also be suspended during this period.

            2. Delayed Deliveries.  In addition to other remedies available
               ------------------
pursuant to the Agreement or in law or equity, should repeated, unexcused, delayed deliveries of more than three percent (3%) of an ordered quantity occur more than twelve (12) times over a calendar year period with an average delay of ten (10) business days or of one (1) single delayed delivery exceeding one (1) month, then Buyer shall be entitled to exercise its rights under the License Agreement with respect to the delayed Product or Products, and the exclusivity required for purchases by Section 2.1 shall not apply to such Product or Products. Exercise of rights under the License Agreement does not by itself constitute a termination of this Agreement.

XV.     QUALITY CONTROL
        ---------------

        A.  Quality Control. Seller must meet Buyer's requirements for certified
            ---------------
suppliers, as set forth in Exhibit J, and commercially reasonable quality
                           ---------
control standards as provided by Buyer to Seller from time to time. Products shall also be manufactured and supplied to the specifications agreed to on Exhibit B. Seller shall use reasonable commercial efforts to obtain ISO 9000
- ---------
certification.

        B.  Compliance With Laws. All Products sold to Buyer by Seller shall be
            --------------------
new and tested per industry standards and shall comply with the specifications identified in Exhibit B hereto. Products shall also meet and be manufactured in
              ---------
accordance with
the applicable statutory and regulatory requirements and any applicable federal, state or local requirements including Good Manufacturing Practices if required.

        C.  QC Records. Seller shall be required to submit appropriate QC
            ----------
records per Buyer's requirements.

        D.  Test Report Requirement.  Seller must supply test data and
            -----------------------
certification for each Product as required by the Purchase Order. Test reports certified by Seller's quality control department ("Certified Test Report"), containing the information as defined in Exhibit F, must be provided to Buyer or
                                         ---------
its customers upon Buyer's request.

        E.  Changes.  Seller shall not make any material changes or process
            -------
changes with respect to any Products manufactured by Seller and sold to Buyer without Buyer's prior written consent, which shall not be unreasonably withheld or delayed. It will not be unreasonable for Buyer to withhold consent if Buyer's customers need to consent to such changes. The Product Managers shall establish a system for managing this consent process.

        F.  Audit.  Buyer shall have the right to perform quality inspections of
            -----
Seller's manufacturing facility and manufacturing process relating to Products at reasonable times and upon reasonable notice.

XVI.    CONFIDENTIAL INFORMATION
        ------------------------

        A.  Confidential Information. The receiving party shall, from the date
            ------------------------
of disclosure of any Confidential Information and for a period of ten (10) years thereafter, use the information solely for its own internal use consistent with this Agreement, not disclose the information to any person or persons outside its organization, and disclose the information to any person or persons within its organization only on a "need to know" basis.

        B. If either party is compelled to make a disclosure of any Confidential Information of the other party by law or government rule or regulation:

            1.  such disclosure shall be limited to the extent required; and

            2. the other party shall have an opportunity to review the information at least thirty (30) days before disclosure; and

            3. the disclosing party shall promptly apply for applicable protective orders.

Notwithstanding the foregoing, such review shall not make the reviewing party responsible for the content of the disclosure.

XVII.   JOINT INVENTIONS AND INVENTIONS SOLELY BY BUYER
        -----------------------------------------------

        A.  Nickel Titanium Products Joint Inventions. It is anticipated that
            -----------------------------------------
the parties will work together to develop new Nickel Titanium Products during the term of this Agreement. Any Invention relating to Nickel Titanium Products or related products, process or materials made jointly by both parties will be jointly owned by both parties ("Nickel Titanium Joint Inventions"). During the term of this Agreement, Buyer shall have the exclusive right to sell or distribute such Nickel Titanium Joint Inventions to Permitted Customers in the Field of Use. Following termination of the Agreement, Buyer may, at its option, elect to continue its exclusivity with respect to the Nickel Titanium Joint Inventions to Permitted Customers in the Field of Use, even as to manufacture, distribution or sale by Seller, by paying Seller a two percent (2%) royalty on Net Sales of such Nickel Titanium Joint Inventions.

        B.  Titanium Products Joint Inventions.  It is anticipated that the
            ----------------------------------
parties will work together to develop new Titanium Products during the term of this Agreement. Any Invention relating to Titanium Products or related products, process or materials made jointly by both parties will be jointly owned by both parties ("Titanium Joint Inventions" and together with the Nickel Titanium Joint Inventions, the "Joint Inventions"). During the term of this Agreement, Buyer shall have the exclusive right to sell or distribute such Titanium Joint Inventions to Permitted Customers in the Field of Use. Following termination of the Agreement, Buyer may, at its option, elect to continue its exclusivity with respect to the Titanium Joint Inventions to Permitted Customers in the Field of Use, for distribution or sale by Seller, by paying Seller a two percent (2%) royalty on Net Sales of such Titanium Joint Inventions.

        C.  Patents for Joint Inventions. In the event of such Joint Inventions,
            ----------------------------
if Buyer and Seller both wish to seek or maintain patent protection for a Joint Invention, the costs of seeking or maintaining such patent protection shall be divided equally between them. If only one (1) of Buyer and Seller wishes to seek or maintain patent protection for a Joint Invention ("First Party"), it shall be entitled to do so at its own expense, and the other party ("Second Party") shall provide, at the First Party's expense, all reasonable assistance to that end. If the First Party, with respect to one or more countries, thereafter decides not to seek patent protection for, or decides to abandon a patent application or patent relating to, the Joint Invention, the First Party shall notify the Second party in writing of its decision. The Second Party shall then be entitled, after payment of half the out-of-pocket costs already incurred by the First Party in seeking or maintaining patent protection, to require that all rights in the Joint Invention in said country or countries be assigned to it so that it can seek or maintain patent protection for the Joint Invention in said country or countries. The notification shall be in writing and shall be made in a timely fashion which preserves the patent rights. The First Party shall thereafter provide, at the Second Party's expense, all reasonable assistance in seeking or maintaining patent protection for the Joint Invention in said country or countries.

        D.  Products Proposed or Invented Solely by Buyer.  It is anticipated
            ---------------------------------------------
that Buyer will work to develop new Products during the term of this Agreement. Any Invention relating to Nickel Titanium Products or Titanium Products made solely by Buyer will be owned by Buyer. Such Inventions will become Products only if accepted as Products by Seller. Seller hereby grants Buyer and its affiliates an exclusive, perpetual, worldwide, irrevocable right and license, with the right of sublicense and assignment, to utilize the Seller's "Licensed Technology" (as defined in the License Agreement of even date between the parties) to make, have made, use, import, offer for sale, and sell (a) products invented solely by Buyer that would become Products except that Seller does not agree to include them as such and (b) products that Buyer proposes to Seller for manufacture and Seller decides not to manufacture.

XVIII.  COOPERATION PROVISIONS
        ----------------------

        A.  General Cooperation.
            -------------------

            1. The parties agree to explore the possibility of Buyer purchasing components made on traditional automatic screw machines from Seller's Wright Machine Corporation subsidiary.

            2. The parties agree to schedule and cause meetings of Seller's President and the division manager of Buyer's Electronics Division, as well as other appropriate personnel on both sides reasonably acceptable to the parties, to be held not less than twice per calendar year in metropolitan San Francisco, California (or such other site as is mutually acceptable to the parties). The purpose of said meeting shall be to discuss how the parties are performing their obligations under this agreement, how the relationships arising from said agreements might be improved upon and strengthened and what other supply, sales, distribution and/or similar relationships the parties might establish that would prove to be mutually beneficial.

        B.  Agreements as to Titanium Products Post Closing.  In the event that
            -----------------------------------------------
this Agreement is terminated for any reason, Buyer may, by giving written notice to Seller, continue to purchase Titanium Products from Seller, and resell said Titanium Products to Permitted Customers in the Field of Use in accordance with all the terms and conditions hereof, including without limitation Seller's obligations under Section 7.4(b); provided, however, that Section 3.1 hereof shall no longer be operative (i.e., Buyer shall no longer be an exclusive seller and/or distributor). Pricing to Buyer shall initially be the lesser of (a) the best price at which such Titanium Products are sold to Seller's distributors or
(b) a price that equals the average of Buyer's gross margin over the preceding 12 months for Titanium Products. Prices shall be reviewed at the end of the first 12 months of this arrangement and annually thereafter. Pricing will thereafter be based on the lower of (a) the best price at which such Titanium Products are sold to Seller distributors or (b) a 35% discount from average end user prices.

        C.  License for Titanium Products.  Subject to the limitations set forth
            -----------------------------
in the immediately succeeding sentence, Seller hereby grants to Buyer a non-exclusive, perpetual, worldwide, irrevocable right and license (the "Titanium License"), with the right of sublicense and assignment, to utilize the Titanium Licensed Technology to make, have made, use, import, offer for sale, and sell Titanium Products to Permitted Customers in the Field of Use. Notwithstanding the foregoing, Buyer's right to practice under the Titanium License shall become effective only at such time as this Agreement has been terminated, Buyer has given the notice specified in Section 18.2 and Seller has materially breached its obligations to supply Titanium Products under said Section 18.2 in a manner that would allow a party hereto to terminate the Agreement under the standards of Section 10.2(b). If the Titanium License shall become effective as aforesaid, Buyer shall pay to Seller a royalty of three per cent (3%) of Net Sales of Licensed Products during the life of the Titanium Patents. For purposes of this Section 18.3, the following terms shall have the following definitions:

            1. "Titanium Licensed Technology" means any and all of the Proprietary Rights (as defined in the License Agreement) now owned or licensed or hereafter acquired by Seller relating to Titanium Products.

            2. "Titanium Patents" means Patents (as defined in the License Agreement) owned by Seller having one or more claims covering the Titanium Products manufactured or sold by Buyer.

XIX.    MISCELLANEOUS
        -------------

        A.  Entire Agreement.  This Agreement (together with Exhibits attached
            ----------------
hereto as such Exhibits may be amended from time to time in accordance with this Agreement) constitutes the entire Agreement between Seller and Buyer with respect to the sale of Products to Buyer and the resale of Products by Buyer. All prior or contemporaneous agreements, whether written or oral, and all proposals, understandings and communications between or involving Seller and Buyer are hereby canceled and superseded. This Agreement may be amended only by a written instrument executed by both parties.

        B.  Amendments and Waivers.  No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        C.  Severability.  If any provision of this Agreement is held to be
            ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

        D.  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. For purposes of the foregoing sentence, an event after which those persons who were the beneficial owners of a party immediately prior to such event beneficially own less than a majority of a party immediately after such event shall be deemed to constitute an assignment.

        E.  Force Majeure.  Neither Seller nor Buyer shall be liable for its
            -------------
failure to perform its obligations under this Agreement due to events beyond its reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God, labor unrest and acts in compliance with applicable law, regulation, or order (whether valid or invalid) of any governmental body.

        F.  Status of Parties.  This Agreement will not be construed as creating
            -----------------
any agency, partnership, joint venture, or other similar legal relationship between the parties; nor will either party hold itself out as the agent, partner, or co-venturer of the other party. Both parties shall be, and shall act as, independent contractors.

        G.  Applicable Law.  This Agreement and all transactions hereunder shall
            --------------
be governed by and construed according to the laws of the State of California, excluding the choice of laws rules thereof.

        H.  Survival.  Sections 10.1, 16.1, 16.2, 17, 18.2, 18.3 and 19.10 shall
            --------
survive termination of this Agreement.

        I.  Notices.  All notices, requests, demands, claims, and other
            -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if three (3) business days thereafter if registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:                      Copy (which shall not constitute
                                       notice) to:

Raychem Corporation                    Raychem Corporation
Electronic Division                    300 Constitution Drive
300 Constitution Drive                 Menlo Park, C 94025-1164
Menlo Park, CA  94025                  Attn:  Legal Department MS 120/8502
Telecopier:                            Telecopier:  (415) 361-4305

If to the Licensee:                    Copy (which shall not constitute
                                       notice) to:

Memry Corporation                      Finn Dixon & Herling
57 Commerce Drive                      One Landmark Square
Brookfield, CT  06804                  Stamford, Connecticut  06901
Attn:  Mr. James G. Binch              Attn:  David I. Albin , Esq.
Telecopier: (203) 740-2503             Telecopier: (203) 348-5777

        Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopier, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        J.  Attorneys' Fees.  If legal action is commenced to enforce the
            ---------------
performance of any part of this Agreement, the prevailing party shall be paid by the other party reasonable attorneys' fees and expenses.

        K.  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, but which together shall constitute one and the same instrument.

        L.  Headings.  The headings of the Sections of this Agreement are for
            --------
convenience and shall not be used to interpret this Agreement.

        M.  Remedies.  Remedies provided herein are not exclusive.  Delay in
            --------
enforcing any right or remedy as a result of any breach hereof shall not be deemed a waiver of that or any subsequent breach.

        N.  Compliance With Federal Laws.  Seller shall comply with all
            ----------------------------
applicable federal employment, equal opportunity, affirmative action and environmental laws in the operation of Seller's business and shall provide Buyer with any Material Safety Data Sheets or other information required by any federal, state or local statute or regulation.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives and it shall be effective as of the date first above written.



MEMRY CORPORATION                        RAYCHEM CORPORATION

By: /s/William H. Morton, Jr.            /s/ Andrew F. Roake
    -------------------------            -------------------

Print Name: William H. Morton, Jr.       Print Name:  Andrew F. Roake
            ----------------------       ----------------------------

Title:  Senior Vice President            Title:  Vice President
        ---------------------            ----------------------

                                  EXHIBIT A-1

                           NICKEL TITANIUM PRODUCTS

                              PRODUCTS & PRICING

                                  EXHIBIT A-2

                               TITANIUM PRODUCTS

                                   EXHIBIT B


                                 SPECIFICATIONS

                                   EXHIBIT C


                          BUYER'S SIX QUARTER FORECAST

                                   EXHIBIT D

               RAYCHEM'S STANDARD TERMS & CONDITIONS OF PURCHASE

                                   EXHIBIT E


                       PACKAGING & LABELING REQUIREMENTS

                                   EXHIBIT F


                            TEST REPORT REQUIREMENTS

                                   EXHIBIT G

                          SELLER'S EXISTING CUSTOMERS

                                   EXHIBIT H

                      ELECTRICAL AND ELECTRONIC ASSEMBLIES

                                   EXHIBIT I

                              AGREEMENTS OF BUYER